INVESTMENT LETTER

                   SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.

     Seligman Henderson Global Fund Series, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to Purchaser and Purchaser purchases 1 Class C share of Capital Stock (par value $.001) of the Seligman Henderson International Series of the Fund (the "International Series") at a price equivalent to the net asset value of one Class D share of the International Series as of the close of business on May 27, 1999, 1 Class C share of Capital Stock (par value $.001) of the Seligman Henderson Emerging Markets Growth Series of the Fund (the "Emerging Markets Growth Series") at a price equivalent to the net asset value of one Class D share of the Emerging Markets Growth Series as of the close of business on May 27, 1999, 1 Class C share of Capital Stock (par value $.001) of the Seligman Henderson Global Growth Opportunities Series of the Fund (the "Global Growth Opportunities Series") at a price equivalent to the net asset value of one Class D share of the Global Growth Opportunities Series as of the close of business on May 27, 1999, 1 Class C share of Capital Stock (par value $.001) of the Seligman Henderson Global Smaller Companies Series of the Fund (the "Global Smaller Companies Series") at a price equivalent to the net asset value of one Class D share of the Global Smaller Companies Series as of the close of business on May 27, 1999, and 1 Class C share of Capital Stock (par value $.001) of the Seligman Henderson Global Technology Series of the Fund (the "Global Technology Series") at a price equivalent to the net asset value of one Class D share of the Global Technology Series as of the close of business on May 27, 1999 (collectively, the "Shares"). The Fund hereby acknowledges receipt from Purchaser of funds in such amount in full payment for the Shares

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Share.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the 28th day of May, 1999 ("Purchase Date").

                                     SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.


                                            By: _______________________________
                                                  Name: Lawrence P. Vogel
                                                   Title: Vice President


                                            J. & W. SELIGMAN & CO. INCORPORATED


                                           By: ________________________________
                                                    Name: Brian T. Zino
                                                     Title: President